CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Northstar Computer Forms, Inc. And Subsidiary on Form S-8 (File No. 33-83846) of our report dated January 28, 1997, on our audits of the consolidated financial statements of Northstar Computer Forms, Inc. And Subsidiary as of October 31, 1996 and 1995, and for the years ended October 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-KSB.




                                            COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
January 28, 1997